UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2022 (August 26, 2022)

CALERES, INC.

(Exact name of registrant as specified in its charter)

New York	1-2191	43-0197190
(State or other jurisdiction of
incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

8300 Maryland Avenue St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

(314) 854-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value of $0.01 per share	CAL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Principal Officer

Kenneth H. Hannah, the Company’s Senior Vice President and Chief Financial Officer will be stepping down from his position effective as of September 9, 2022 and he will no longer be an officer of the Company as of that date. Mr. Hannah will terminate his employment with the Company as of September 30, 2022.

Appointment of Principal Officer

On August 26, 2022 Jack P. Calandra was appointed as Senior Vice President and Chief Financial Officer for the Company effective September 12, 2022. Mr. Calandra is 54 years old and most recently served as Chief Financial Officer of a.k.a. Brands, a portfolio company of fashion brands, in 2021. Prior to that, Mr. Calandra was Executive Vice President, Chief Financial Officer and Treasurer for Tailored Brands, Inc. from 2017 to 2020. Prior to that and beginning in 2005, Mr. Calandra held several executive positions with increasing responsibility with Gap, Inc., including Senior Vice President, Corporate Finance and Investor Relations, Senior Vice President and Chief Financial Officer, Banana Republic Global, Vice President and Chief Financial Officer Gap Direct and Vice President and Chief Financial Officer, Gap International. Mr. Calandra holds an MBA from Columbia Business School in New York and a BBA degree in finance from the College of William and Mary.

Mr. Calandra will receive a base salary of $640,000. He will also be eligible to receive an annual cash incentive award with a target amount of 75% of his base salary, with the maximum possible award to be two times the target amount. This annual award will be linked to the achievement of financial objectives as measured by the earnings performance of the Company as compared to targeted levels, as well as his individual objectives. Mr. Calandra will receive a $75,000 sign-on bonus.

The Board of Directors approved a grant of a number of shares of restricted stock with a value as of the grant date of $525,000 to Mr. Calandra, one-half of which will vest after two years and one-half of which will vest after three years. In addition, Mr. Calandra will participate in the Company’s long-term incentive plan for 2022-2024. All stock-based awards will be made pursuant to the Caleres, Inc. Incentive and Stock Compensation Plan of 2022.

As an employee and executive officer of the Company, Mr. Calandra may receive certain benefits and perquisites, including medical and dental insurance, life insurance, disability insurance, additional executive disability insurance, executive physicals, financial and tax planning services, four weeks of vacation, educational assistance and eligibility for product discounts that are available to all employees. In addition, he will be eligible to participate in the Company’s 401(k) plan and the Company’s deferred compensation plan according to the terms of those plans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALERES, INC.
(Registrant)

Date: September 1, 2022	/s/ Thomas C. Burke
Thomas C. Burke
Senior Vice President, General Counsel and Secretary